                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                             NOBLE AFFILIATES, INC.
                (Name of Registrant as Specified In Its Charter)

                             NOBLE AFFILIATES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
[   ]    $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1)      Title of each class of securities to which transaction applies:
                 ...............................................................
         2)      Aggregate number of securities to which transaction applies:
                 ...............................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
                 ...............................................................
         4)      Proposed maximum aggregate value of transaction:
                 ...............................................................
         5)      Total fee paid:
                 ...............................................................


(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                 ...............................................................
         2)      Form, Schedule or Registration Statement No.:
                 ...............................................................
         3)      Filing Party:
                 ...............................................................
         4)      Date Filed:
                 ...............................................................

                             NOBLE AFFILIATES, INC.
                               110 WEST BROADWAY
                            ARDMORE, OKLAHOMA 73401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 1995





To the Shareholders of
NOBLE AFFILIATES, INC.:

         The annual meeting of shareholders of Noble Affiliates, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, April 25, 1995, at 10:00 a.m., local time, at the Charles B. Goddard Center, D Street and First Avenue, S.W., Ardmore, Oklahoma, for the following purposes:

         1.      To elect the Board of Directors for the ensuing year; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 13, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Ardmore, Oklahoma, during ordinary business hours for a period of 10 days prior to the meeting.

         A record of the Company's activities during 1994 and financial statements for the fiscal year ended December 31, 1994 are contained in the accompanying 1994 Annual Report. The Annual Report does not form any part of the material for solicitation of proxies.

         All shareholders are cordially invited to attend the meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.


                                              By Order of the Board of Directors

                                                         Orville Walraven
                                                             Secretary

Ardmore, Oklahoma
March 23, 1995

                             NOBLE AFFILIATES, INC.
                               110 WEST BROADWAY
                            ARDMORE, OKLAHOMA 73401

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 1995




                                  INTRODUCTION

      The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders of the Company to be held on April 25, 1995, and at any adjournment thereof. The approximate date on which this proxy statement and the accompanying proxy were first sent to shareholders of the Company is March 23, 1995.

      Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted for election of the nominees for director named in the proxy.
Any shareholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating such revocation in writing to Orville Walraven, Secretary, Noble Affiliates, Inc., P.O. Box 1967, Ardmore, Oklahoma 73402, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy shall be effective until such notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

      In order for an item of business proposed by a shareholder to be considered properly brought before the annual meeting of shareholders, the By-laws of the Company require that such shareholder give written notice to the Secretary of the Company. The notice must specify certain information concerning such shareholder and the item of business proposed to be brought before the meeting. The notice must be received by the Company not later than 60 days prior to the annual meeting if such meeting is to be held on a day within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if it is to be held on or after the anniversary of the previous year's annual meeting. Accordingly, any such shareholder notice in connection with the 1996 annual meeting of shareholders must be received by the Company no later than February 23, 1996.

VOTING PROCEDURES AND TABULATION

      The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

      The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain "routine" items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable Delaware law and the Company's Certificate of Incorporation and By-laws, a broker non-vote will have no effect on the outcome of the election of directors.

                               VOTING SECURITIES

      Only holders of record of common stock of the Company, par value $3.33-1/3 per share ("Common Stock"), at the close of business on March 13, 1995, the record date for the meeting, are entitled to notice of and to vote at the meeting. The presence of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding 50,024,356 shares of Common Stock. Each share of Common Stock is entitled to one vote.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following tabulation sets forth as of December 31, 1994 information with respect to the only persons who were known to the Company to be beneficial owners of more than five percent of the outstanding shares of Common Stock.

NAME AND ADDRESS                                               NUMBER OF SHARES                PERCENT
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED (1)          OF CLASS
- -------------------                                           ----------------------          --------
The Samuel Roberts Noble Foundation, Inc. . . . . .              6,779,220 (2)                   13.6%
P. O. Box 2180
Ardmore, Oklahoma 73402

FMR Corp. . . . . . . . . . . . . . . . . . . . . .              3,022,350 (3)                    6.0%
82 Devonshire Street
Boston, Massachusetts 02109

Tiger Management Corporation  . . . . . . . . . . .              2,951,700 (4)                    5.9%
Panther Partners L.P.
Panther Management Company L.P.
Julian H. Robertson, Jr.
101 Park Avenue
New York, New York 10178

Neuberger & Berman  . . . . . . . . . . . . . . . .              2,589,887 (5)                    5.2%
605 Third Ave.
New York, New York 10158-3698

_______________________
(1) Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.
(2)   Beneficial ownership of such shares was reported in an Amendment No. 4 to
      Schedule 13G dated February 7, 1995 filed with the Securities and Exchange Commission (the "SEC") by The Samuel Roberts Noble Foundation, Inc.
      (the "Foundation") with respect to its beneficial ownership of the Common Stock. The Foundation is an Oklahoma not-for-profit corporation organized in 1952 as successor to a charitable trust formed in 1945. The Foundation is engaged in basic plant biology research and agricultural research, consultation and demonstration. From time to time as funds are available, the Foundation also makes grants to various charitable organizations. The Foundation organized the Company in 1969. Michael A. Cawley and John F. Snodgrass, directors of the Company, serve on the Board of Trustees of the Foundation. In addition, Mr. Cawley is President and Chief Executive Officer of the Foundation, and Mr. Snodgrass is President Emeritus of the Foundation. In the event of a vacancy in a trusteeship of the Foundation, a majority of the remaining trustees has the power to elect a successor trustee to fill the vacancy.
(3) According to an Amendment No. 5 to Schedule 13G dated February 13, 1995 filed with the SEC by FMR Corp., FMR Corp. beneficially owns all the shares with sole dispositive power but has sole voting power with

                                (footnotes to table continued on following page)
      respect to only 31,700 of the shares.  FMR Corp. indicated in its amended
      Schedule 13G that it is a parent holding company that owns the shares indirectly through two of its wholly-owned subsidiaries. According to the amended Schedule 13G, one subsidiary beneficially owns 2,968,350 of the shares as a result of its acting as an investment adviser to several investment companies and one subsidiary beneficially owns 54,000 shares as a result of serving as an investment manager of several institutional accounts. FMR Corp. also reported beneficial ownership of such shares by Edward C. Johnson 3d, the Chairman and controlling shareholder of FMR Corp.
(4)   Beneficial ownership of such shares was reported in an Amendment No. 1 to
      Schedule 13G dated February 7, 1995 filed with the SEC by Tiger
      Management Corporation ("Tiger"), Panther Partners L.P. ("Panther"), Panther Management Company L.P. ("PMCLP") and Julian H. Robertson, Jr., with respect to their beneficial ownership of the Common Stock. In such amended Schedule 13G, Tiger reported shared voting and dispositive power over 2,738,000 of such shares, Panther and PMCLP reported shared voting and dispositive power over 213,700 of such shares and Julian H.
      Robertson, Jr., the ultimate controlling person of Tiger and PMCLP, reported shared voting and dispositive power over all 2,951,700 shares.
(5) Beneficial ownership of such shares was reported in a Schedule 13G dated February 10, 1995 filed with the SEC by Neuberger & Berman ("N&B") with respect to its beneficial ownership of the Common Stock. In its Schedule 13G, N&B reports that it is deemed to be the beneficial owner of such shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a result of its shared dispositive power over the securities of many of its unrelated clients who are the actual owners of such securities and who have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. N&B is a registered broker dealer under the Exchange Act and is an investment adviser registered under the Investment Advisers Act of 1940.


                             ELECTION OF DIRECTORS

      Nine directors, constituting the entire Board of Directors, are to be elected at the meeting to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. All nominees for director were elected directors of the Company by vote of the shareholders at the 1994 annual meeting with the exception of Mr. Cawley who was elected as director of the Company by the directors effective January 1, 1995. Generally, the Company's By-laws provide that a shareholder must deliver written notice to the Secretary of the Company not later than 90 days prior to the annual meeting naming such shareholder's nominee(s) for director and specifying certain information concerning such shareholder and nominee(s). Accordingly, a shareholder's nominee(s) for director to be presented at the 1996 annual meeting of shareholders must be received by the Company no later than January 24, 1996.

      Directors are elected by plurality vote. All duly submitted and unrevoked proxies in the form accompanying this proxy statement will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF SUCH NOMINEES.


                       DIRECTORS / NOMINEES FOR DIRECTOR

ROY BUTLER -- Mr. Butler retired as President and Chief Executive Officer of the Company in 1984 and is currently a private investor. Mr. Butler, age 69, had served as President of the Company since 1975 and as its Chief Executive Officer since 1980. He has served as a director of the Company since 1973.

MICHAEL A. CAWLEY -- Mr. Cawley, age 47, has served as President and Chief Executive Officer of the Foundation since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law; and Mr. Cawley currently serves as of counsel to the law firm of Thompson, Cawley, Veazey & Burns, a professional corporation, which firm provided certain legal services to the Company during 1994. Mr. Cawley has served as a trustee of the Foundation since 1988 and is also a director of Panhandle Royalty Company and Noble Drilling Corporation.

EDWARD F. COX -- Mr. Cox has been a partner in the law firm of Donovan Leisure Newton & Irvine, New York, New York for more than five years. Mr. Cox, age 48, has served as a director of the Company since 1984.

JAMES C. DAY -- Mr. Day, age 51, has served as President and Chief Executive Officer of Noble Drilling Corporation since January 1984, and as Chairman of the Board of Noble Drilling Corporation since October 1992. Prior to 1984, Mr. Day served as Vice President of Noble Drilling Corporation from January 1983. Prior to 1983, Mr. Day served as Vice President and Assistant Secretary of the Company. Mr. Day is also a director of Global Industries, Ltd. He has served as a director of the Company since 1994.

ROBERT KELLEY -- Mr. Kelley has served as President and Chief Executive Officer of the Company since August 1986, and as Chairman of the Board since October 1992. Prior to August 1986, he had served as Executive Vice President of the Company since January 1986. Mr. Kelley, age 49, also serves as President and Chief Executive Officer of Samedan Oil Corporation ("Samedan"), a wholly-owned subsidiary of the Company, and he has held such positions since 1984. For more than five years prior thereto, Mr. Kelley served as an officer of Samedan. Mr. Kelley also serves as a director of Security Corporation of Duncan, Oklahoma and Exchange National Bank and Trust Company of Ardmore, Oklahoma. He has served as director of the Company since 1986.

HAROLD F. KLEINMAN -- Mr. Kleinman has been a senior member of the law firm of Thompson & Knight, A Professional Corporation, Dallas, Texas, counsel for the Company, for more than five years and is currently a shareholder of such firm. Mr. Kleinman, age 64, has served as director of the Company since 1985.

GEORGE J. MCLEOD -- Mr. McLeod currently serves as President and Chief Executive Officer of Geolock Resources Ltd., a company engaged in oil and gas exploration and production in Canada. Mr. McLeod, age 66, retired as President and Chief Executive Officer of the Company in 1986, after serving in such positions since 1984. For more than five years prior thereto, Mr. McLeod served as President of Samedan. Mr. McLeod also currently serves as a director of Noble Drilling International Ltd., an indirect wholly-owned subsidiary of Noble Drilling Corporation, and of Crestar Energy in Calgary, Alberta. He has served as director of the Company since 1977.

GUY W. NICHOLS -- Mr. Nichols has served as Chairman of the Board of Woods Hole Oceanographic Institution since 1985. Prior to 1984, Mr. Nichols was Chairman and Chief Executive Officer of New England Electric System. Mr. Nichols, age 69, also serves as a director of Nashua Corporation, State Mutual Life Assurance Company of America and Allmerica Property & Casualty Companies, Inc. Mr. Nichols has served as a director of the Company since 1986.

JOHN F. SNODGRASS -- Mr. Snodgrass currently serves as a trustee of the Foundation and has served in such position since 1982. Mr. Snodgrass is also currently President Emeritus of the Foundation. He retired as President and Chief Executive Officer of the Foundation effective January 31, 1992, after serving in such positions since 1982. Prior thereto, Mr. Snodgrass was President and Chief Executive Officer of Exchange National Bank and Trust Company of Ardmore, Oklahoma, and until 1984, Mr. Snodgrass was Chairman of the Board of the bank. Mr. Snodgrass, age 69, also serves as a director of Noble Drilling Corporation, Oklahoma Gas and Electric Company, Exchange National Bank and Trust Company of Ardmore, Oklahoma, and Centaur Pharmaceuticals, Inc. of Sunnyvale, California. He has served as a director of the Company since 1978.


                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

      The Board of Directors held seven meetings in 1994. Each nominee for director attended every meeting of the Board and every meeting of the Board committees on which he served, except that Mr. Cox was absent from two Board meetings and one meeting of the audit committee on which he serves.

COMMITTEES OF THE BOARD

      The committees of the Board, the current members and the primary functions of the committees are as follows:

      COMPENSATION AND BENEFITS COMMITTEE -- Roy Butler, Chairman; James C. Day; George J. McLeod; and John F. Snodgrass. The primary responsibilities of the compensation and benefits committee are to fix annual salaries and bonuses of the officers of the Company, including those officers who are also directors, and to administer the Company's employee stock option plans. The compensation and benefits committee held five meetings during 1994.

      AUDIT COMMITTEE -- Harold F. Kleinman, Chairman; Edward F. Cox; and Guy
      W. Nichols. The primary responsibilities of the audit committee are to review with the Company's auditors the audit procedures to be applied in the conduct of the annual audit and the results of the annual audit. During 1994 the audit committee held four meetings.

      EXECUTIVE COMMITTEE -- Robert Kelley, Chairman; Roy Butler; Harold F. Kleinman; and John F. Snodgrass. The primary responsibilities of the executive committee are to exercise the authority of the Board during the intervals between meetings of the Board. The executive committee held no meetings during 1994.

      NOMINATING COMMITTEE -- George J. McLeod, Chairman; Edward F. Cox; James
      C. Day; and Guy W. Nichols. The primary responsibilities of the nominating committee are to review the role, composition and structure of the Board and its committees, and advise the Chief Executive Officer of the Company with respect thereto; and to consider and recommend nominees for election to the Board. During 1994 the nominating committee held one meeting.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The current members of the compensation and benefits committee were the only persons who served on such committee during 1994. Messrs. Butler, Day and McLeod were formerly officers of the Company. See "Election of Directors" in this proxy statement for a description of the prior business experience and principal employment of Messrs. Butler, Day and McLeod.

COMPENSATION OF DIRECTORS

      Directors who are not officers of the Company or any of its subsidiaries receive an annual retainer of $24,000 and a fee of $1,000 for each Board or committee meeting attended. Each director who is such an officer receives a fee of $100 for each Board meeting attended. The chairman of each committee receives an additional annual retainer of $2,500. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

      STOCK OPTION PLAN. The 1988 Nonqualified Stock Option Plan for Non-Employee Directors provides for the grant of nonqualified stock options to each director of the Company who is not also either an employee or officer of the Company and who has not made an irrevocable, one-time election to decline to participate in the plan. Harold F. Kleinman has elected not to participate in the plan. The plan was adopted by the Board of Directors in 1988 and approved by shareholders at the 1989 annual meeting. The plan as originally adopted provided for the grant of nonqualified stock options and SARs but was amended during 1993 to eliminate the granting of SARs. An aggregate of 250,000 shares of Common Stock has been reserved for issuance under the plan. The plan provides generally for a formula grant of options annually on each July 1 during the term of the plan. The formula results in the automatic grant (unless revoked by the Board in a particular year) to each participating non-employee director of an option to purchase a number of shares of Common Stock equal to 30,000 divided by the number of participating non-employee directors. The purchase price per share of Common Stock under the option is the fair market value of the share on the grant date of such option.

      As of July 1, 1994, each of Messrs. Butler, Cox, Day, McLeod, Nichols and Snodgrass was granted an option under the plan covering 5,000 shares of Common Stock at the exercise price of $30.00 per share. The period within which a non-employee director's option may be exercised commences at the close of such director's first year of service as a director after the grant date of such option and ends ten years after such grant date, unless expiring sooner due to termination of service or death, or unless such option is fully exercised prior to the end of such ten-year period.


             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The tabulation below sets forth as of December 31, 1994, beneficial ownership of shares of Common Stock by the nine nominees for director and each named executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement. The tabulation also sets forth the number of shares of Common Stock beneficially owned as of that date by all directors and executive officers of the Company as a group.

                                                                           COMMON STOCK
                                                                      BENEFICIALLY OWNED (1)
                                                           --------------------------------------------
                                                                 NUMBER                  PERCENT OF
        NAME                                                   OF SHARES                 CLASS (2)
        ----                                               -----------------         ------------------
        Director
        Roy Butler  . . . . . . . . . . . . . . . .                27,377 (3)                --
        Michael A. Cawley . . . . . . . . . . . . .             6,779,720 (4)                13.6%
        Edward F. Cox . . . . . . . . . . . . . . .                29,000 (3)                --
        James C. Day  . . . . . . . . . . . . . . .                    18                    --
        Robert Kelley . . . . . . . . . . . . . . .                88,031 (3)                  .2%
        Harold F. Kleinman  . . . . . . . . . . . .                   200 (5)                --
        George J. McLeod  . . . . . . . . . . . . .                29,054 (3)                --
        Guy W. Nichols  . . . . . . . . . . . . . .                31,000 (3)                --
        John F. Snodgrass . . . . . . . . . . . . .             6,807,075 (3)(4)(6)          13.6%

        Named Executive Officers (excluding
          any director named above) and Group
        William D. Dickson  . . . . . . . . . . . .                44,984 (3)                --
        Boyce Perry . . . . . . . . . . . . . . . .                31,083 (3)                --
        W. A. Poillion  . . . . . . . . . . . . . .                51,168 (3)                  .1%
        James C. Woodson  . . . . . . . . . . . . .                64,394 (3)                  .1%
        All directors and executive
          officers as a group (16 persons)  . . . .             7,311,487 (7)                14.6%

_________
(1) Unless otherwise indicated, all shares are directly held with sole voting and investment power.
(2)      Less than one-tenth of one percent unless otherwise indicated.
(3) Includes shares not outstanding but subject to currently exercisable options, as follows: Mr. Butler -- 16,000 shares; Mr. Cox -- 28,000 shares; Mr. Dickson -- 44,725 shares; Mr. Kelley -- 81,958 shares; Mr. McLeod -- 16,000 shares; Mr. Nichols -- 26,000 shares; Mr. Perry -- 26,159 shares; Mr. Poillion -- 45,763 shares; Mr. Snodgrass -- 23,000 shares; and Mr. Woodson -- 58,802 shares.
(4) Includes 6,779,220 shares held of record by the Foundation. Under the rules and regulations of the SEC, such shares are required to be included in the foregoing table as "beneficially owned" because such person possesses shared voting and investment power with respect thereto as one of nine trustees of the Foundation. As with other corporate action, the voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Accordingly, such person does not represent sufficient voting power on the Foundation's board of trustees to determine voting or investment decisions with respect to the 6,779,220 shares. Both Mr. Cawley and Mr. Snodgrass disclaim any pecuniary interest in the 6,779,220 shares.

                                (footnotes to table continued on following page)

(5) Consists of 200 shares held as joint tenant with Mr. Kleinman's spouse.
(6)      Includes 460 shares held as joint tenant with Mr. Snodgrass' spouse.
(7) Includes 461,842 shares not outstanding but subject to currently exercisable options and 6,779,220 shares held of record by the Foundation, as to which Mr. Cawley and Mr. Snodgrass possess shared voting and investment power as trustees of the Foundation and in which they disclaim any pecuniary interest. In addition, includes shares held by two executive officers included in the group, which persons became executive officers of the Company on January 31, 1995.


                             EXECUTIVE COMPENSATION

         The following report of the compensation and benefits committee of the Board of Directors and the information herein under "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.


               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                           ON EXECUTIVE COMPENSATION


To the Shareholders
of Noble Affiliates, Inc.:

         As members of the compensation and benefits committee (the "Committee") of the Board of Directors, we have responsibility for administering the executive compensation program of the Company. All decisions by the Committee relating to the compensation of executive officers are reviewed by the full Board, except for decisions about grants or awards under the 1992 Stock Option and Restricted Stock Plan of the Company, which must be made solely by the Committee in order to satisfy the condition of disinterested administration of such plan under the applicable Federal securities laws and regulations.

COMPENSATION POLICIES

         The executive compensation policy of the Company, which is endorsed by the Committee, is to provide a compensation program that will attract, motivate, and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines which are supported by the full Board.

         Base salaries for executive officers should be competitive. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of shareholders of the Company. This variable part of annual compensation should reflect both corporate and individual performance. As a person's level of responsibility increases, a greater portion of total compensation should be at risk and the mix of total compensation should be weighted more heavily in favor of stock-based compensation. The Committee has not established objective, arbitrary percentages of the mix of total compensation that should be fixed versus at risk for any executive officers of the Company. Stock options provide executives long-term incentive and are beneficial in aligning the interests of executives and shareholders in the enhancement of shareholder value.

COMPENSATION PROGRAM FOR 1994

         For 1994, the executive compensation program consisted of three principal elements, which are discussed below: base salary, an annual incentive bonus plan, and stock options that are exercisable over a ten-year period.

                 BASE SALARY: Base salary for executive officer positions is determined principally by competitive factors. The Company obtains information through participation in oil and gas industry compensation surveys which are conducted by independent compensation consultants, including William M. Mercer, Incorporated ("Mercer") and KPMG Peat Marwick, and others. One such survey includes information on an industry group called the Energy 27 Group comprised of corporations in the same industry as the Company. Twelve of the 16 companies included in the Dow Jones Total Return Index for Secondary Oil Companies referenced in the performance graph contained elsewhere in this proxy statement are included in the Energy 27 Group. The Committee analyzes the information and makes annual adjustments effective January 1st based on performance, incumbent length of service in the executive position and cost of living. The policy of the Committee generally is to establish base salary levels that approximate survey averages, and as such, the salary level for each executive officer for 1994 was within six percent, plus or minus, of the applicable average.

                 ANNUAL INCENTIVE BONUS PLAN: The annual incentive bonus plan in which executive officers participate is available to all full-time employees of the Company or its subsidiaries (except those geologists employed by the Company who choose to be covered by the geological incentive plan) who have completed one year of service at the close of the plan year (December 31). The target bonus for an employee is the base salary at year end of such employee multiplied times the percentage factor assigned to such employee's salary classification. Target percentage factors range from 5 to 40 percent, with factors of 40 percent for the CEO and 30 to 35 percent for operating committee members of Samedan, the principal operating subsidiary of the Company. An aggregate pre-adjustment bonus pool is determined for each division and department.

                 Annual performance goals for the Company and its divisions are weighted with respect to four criteria as follows: cost of finding and developing new reserves (40 percent), new reserves added (40 percent), cash flow from operations (20 percent for division; 10 percent for Company) and consolidated net income (10 percent for Company). The annual performance goals for cost of finding and developing new reserves, new reserves added, and cash flow from operations are established based upon financial budgets and forecasts approved initially by the operating committee of Samedan at the beginning of each year and then reviewed and finally approved by the full Board. Annual performance goals are subject to revision, in the discretion of the full Board in the event of changed conditions since December of the preceding goal year, provided any such revision is made no later than the date of the Board of Directors meeting regularly held the day preceding the Company's annual meeting of shareholders in the plan year. At its April 1994 meeting, the Board revised the annual performance goals in accordance with the revised financial budget for 1994, which reflected a decrease in the Company's estimated forecast of the average price of oil from $17.65 to $12.83 per barrel. As a result, the 1994 annual performance goals were revised as follows: new reserves added (12 percent increase); cash flow from operations (21 percent decrease); and consolidated net income (60 percent decrease).

                 Each goal weighting percentage is subject to adjustment within a range of zero for achievement of less than 75 percent of the goal to 200 percent for achievement of greater than 135 percent of the goal. The combined, weighted goal achievement is then determined within a range of zero for achievement of less than 65 percent of the goal to 200 percent for achievement of more than 160 percent of the goal. The target bonus for employees of divisions is also adjusted to reflect the combined percentage of achievement of all assigned goals using the ratio of 75 percent for division goal achievement and 25 percent for Company goal achievement. The bonus amount is then determined by multiplying the target bonus times the applicable multiplier. Using these percentages, the bonus received by an executive officer will not exceed 80 percent of his salary, in the case of the CEO, and from 60 to 70 percent of his salary, in the case of operating committee members of Samedan.

                 1992 STOCK OPTION AND RESTRICTED STOCK PLAN (THE "OPTION PLAN"): The Option Plan is designed to align a significant portion of the executive compensation program with shareholder interests. The Option Plan, which was approved by shareholders in 1992, permits the use of several different types of stock-based grants or awards: nonqualified, incentive, or discount stock options (with or without stock appreciation rights) and restricted stock. To date only nonqualified stock options have been granted under the Option Plan.

                 The options represent the right to purchase shares of Common Stock over a ten-year period at the fair market value per share as of the date the option is granted. The options vest at the rate of one-third per year commencing on the first anniversary of the grant date.

                 During 1991, the Company engaged Mercer to advise the Committee as to appropriate grant guidelines. Mercer based its recommendations as to appropriate grant guidelines on an analysis of average annual stock grants over a three-year period as disclosed in publicly available proxy statements of 16 companies it considered comparable to the Company in business and scope. The recommendation of Mercer ranged from 0.3 to 0.5 at the lower levels of employees, from 1.2 to 2.1 for vice presidents and from 1.5 to 2.6 at the CEO level. On the basis of the recommendation of Mercer, the Committee in 1991 adopted grant multiples that ranged from 0.3 to 2.0, which fell approximately in the middle of the Mercer recommended range, with multiples of 2.0 for the CEO and 1.5 for other executive officers. Four of the companies included in Mercer's analysis are four of the 16 companies included in the Dow Jones Total Return Index for Secondary Oil Companies referenced in the performance graph contained elsewhere in this proxy statement. The Committee believes that the grant multiples adopted by it remain appropriate, although it has not undertaken since 1991 to formally reassess the adopted grant multiples.

                 The number of shares granted is determined by dividing (i) the sum of the optionee's annual base salary plus target bonus multiplied times the applicable grant multiple by (ii) the fair market value per share of the underlying Common Stock on the calculation date. The Committee, in its discretion, can adjust the number of shares granted under this plan from the number determined under the grant guidelines. Options granted to executive officers in 1994 were based on the guidelines described above using a fair market value on grant date of $27.25.

1994 COMPENSATION OF CEO

         The 1994 salary of Mr. Kelley was determined in January 1994 as a function of performance and competitive factors at that time. Mr. Kelley's 1994 salary was increased 14 percent over his 1993 salary, reflecting consideration of competitive data provided by Mercer and the assessment by the Committee and the Board of the Company's 1993 results of operations under Mr. Kelley's leadership. As a result, Mr. Kelley's 1994 salary fell within the range discussed above in the last sentence under "Compensation Program for 1994
- - Base Salary" in this report.

         In determining the amount of bonus paid to Mr. Kelley for 1994, the Committee applied the performance goals' criteria discussed above under "Compensation Program for 1994 - Annual Incentive Bonus Plan" which resulted in an applicable multiplier under the plan of 1.4. This factor of 1.4 multiplied times the target bonus for Mr. Kelley produced a calculated bonus of $201,600.

         In 1994, the Committee granted Mr. Kelley an option to purchase 33,027 shares of Common Stock pursuant to the Option Plan. In granting this option, the Committee used a grant multiplier of 2.0 (see "Compensation Program for 1994 - 1992 Stock Option and Restricted Stock Plan" above), which took into account Mr. Kelley's level of responsibility and was based on the recommendation of Mercer.

PARTICIPATION IN MINERAL, ROYALTY AND OVERRIDING ROYALTY ACQUISITIONS

         In addition to the executive compensation policies and programs described above, the Company has a long- standing policy pursuant to which directors, officers and key employees of the Company and Samedan are permitted to acquire interests in minerals, royalties, and overriding royalties purchased from time to time by Samedan (or its subsidiaries). When this participation is offered, usually up to one-half of the interests acquired by Samedan (or its subsidiaries) is made available to be acquired by the participants in the aggregate. A participant is required to purchase his or her interest for cash on the same cost basis as Samedan and is responsible for obtaining any required financing. In certain instances, the Company or Samedan has assisted participants in obtaining financing from a third party lender and/or provided a guarantee of the amount financed by a participant. This policy applies only with respect to mineral, royalty, and overriding royalty interests acquired by Samedan (or its subsidiaries) and does not apply to the acquisition of working interests, even though a group of oil and gas properties acquired by Samedan (or its subsidiaries) includes both working interests and mineral, royalty, and overriding royalty interests.

         The policy was initiated to serve as an incentive for employees in connection with the acquisition of oil and gas properties by Samedan and for directors to continue in the service of the Company. The Board of Directors of the Company believes the policy to be in the best interests of the Company and its shareholders and, because the participant purchases the interest for fair value and shares the same risk as Samedan, does not consider the operation of the policy to be compensatory in nature. The Committee has responsibility for administering the policy.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         The Omnibus Budget Reconciliation Act of 1993 contains provisions which limit the tax deductibility of executive compensation in excess of $1 million per year, subject to certain exceptions. The policy of the Company is to design its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. However, the Committee could in the future determine, taking into consideration the relevant factors then in existence, to make awards or approve compensation that does not qualify for a compensation deduction for tax purposes, if the Committee believes it is in the Company's interest to do so.

SUMMARY

         The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executive officers are rewarded commensurately. The Committee believes that compensation levels during 1994 adequately reflect the compensation goals and policies of the Company.

      March 23, 1995                                        Roy Butler, Chairman
                                                            James C. Day
                                                            George J. McLeod
                                                            John F. Snodgrass

         The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "named executive officers") for the years indicated.

                                          SUMMARY COMPENSATION TABLE

                                                                                  Long Term
                                                                                Compensation
                                                 Annual Compensation               Awards
                                         ----------------------------------------------------
            Name and                                                 Other
           Principal                                                Annual          Stock         All Other
            Position                                                Compen-        Options         Compen-
            --------                                                sation       (number of        sation
                                  Year   Salary ($)   Bonus ($)       ($)        shares) (1)        ($)
                                  ----   ----------   ---------      -----       -----------      --------
 Robert Kelley, Chief             1994     360,000      201,600      2,187          33,027         23,045(2)
 Executive Officer                1993     315,000       94,500      2,739          31,875          8,994
                                  1992     300,000      115,000      1,992          44,000          8,728
 James C. Woodson, Vice           1994     186,000       91,140      2,187          12,798         12,689(3)
 President - Exploration and      1993     180,000       54,000      1,932          13,662          9,916
 Operating Committee member of    1992     173,400       52,020      1,961          20,322          9,605
 Samedan

 W.A. Poillion, Vice President    1994     180,000       88,200      2,187          12,387         11,548(4)
 - Production and Drilling and    1993     149,750       44,924      1,943          11,367          8,976
 Operating Committee member of    1992     141,750       42,526      1,900          16,611          8,284
 Samedan

 William D. Dickson, Vice         1994     175,000       73,500      2,187          12,042         11,050(5)
 President - Finance and          1993     142,000       44,080      1,974          10,347          6,097
 Treasurer                        1992     137,000       57,880      1,914          15,414          5,762


 Boyce Perry, Vice President -    1994     140,000       58,800      2,187           9,636         11,321(6)
 Marketing and Operating          1993     129,800       38,940      1,979           9,852         10,120
 Committee member of Samedan      1992     124,800       62,440      1,900          14,625          9,691

_________
(1) Options represent the right to purchase shares of Common Stock at a fixed price per share.
(2) Consists of $600 of directors' fees and Company contributions of $9,000 to a defined contribution plan and $13,445 to a nonqualified contribution plan.
(3) Consists of Company contributions of $9,000 to a defined contribution plan and $2,727 to a nonqualified contribution plan and term life insurance premiums of $962.
(4) Consists of Company contributions of $9,000 to a defined contribution plan and $2,333 to a nonqualified contribution plan and term life insurance premiums of $215.
(5) Consists of Company contributions of $8,833 to a defined contribution plan and $2,013 to a nonqualified contribution plan and term life insurance premiums of $204.
(6) Consists of Company contributions of $8,400 to a defined contribution plan and $364 to a nonqualified contribution plan and term life insurance premiums of $2,557.

         The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 1994 to each of the named executive officers.


                                             OPTION GRANTS IN 1994

                                                                                         Potential Realizable
                                                                                           Value at Assumed
                                                                                            Annual Rates of
                                                                                              Stock Price
                                                                                             Appreciation
                                                Individual Grants                          for Option Term
                         ----------------------------------------------------------     ----------------------
                         Number of Securities   % of Total
                          Underlying Options     Options       Exercise
                               Granted          Granted to     or Base
                          (number of shares)    Employees       Price      Expiration
          Name                    (1)             in 1994       ($/sh)        Date       5%($)(2)   10%($)(3)
          ----           --------------------   ----------     --------    ----------    --------   ---------
Robert Kelley . . . .           33,027            12.1%         $27.25       7/26/04     566,083    1,434,363
James C. Woodson. . .           12,798             4.7%         $27.25       7/26/04     219,358      555,817
W.A. Poillion . . . .           12,387             4.5%         $27.25       7/26/04     212,313      537,967
William D. Dickson. .           12,042             4.4%         $27.25       7/26/04     206,400      522,984
Boyce Perry . . . . .            9,636             3.5%         $27.25       7/26/04     165,161      418,491

_______________
(1) Options represent the right to purchase shares of Common Stock at a fixed price per share. The options vest at the rate of one-third per year commencing on the first anniversary of the grant date.
(2) Represents an assumed market price per share of Common Stock of $44.39.
(3)      Represents an assumed market price per share of Common Stock of $70.68.

         The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the year ended December 31, 1994, and the unexercised options held at December 31, 1994 and the value thereof, by each of the named executive officers.


                      AGGREGATED OPTION EXERCISES IN 1994
                           AND 12/31/94 OPTION VALUES

                                                    Number of Unexercised
                                                          Options at               Value of Unexercised
                                                      December 31, 1994            In-the-Money Options
                                                      (number of shares)         at December 31, 1994 ($)
                                                 ---------------------------  ------------------------------
                           Shares
                          Acquired
                             on        Value
        Name              Exercise   Realized($)  Exercisable  Unexercisable    Exercisable   Unexercisable
- ---------------------     --------   -----------  -----------  -------------    -----------   -------------
Robert Kelley . . . . .      --          --          81,958         68,944         659,247        115,503
James C. Woodson  . . .     4,300      80,887        58,802         28,680         537,378         53,345
W.A. Poillion . . . . .      --          --          45,763         25,502         445,896         43,604
William D. Dickson  . .     1,000      15,625        44,725         24,078         410,174         40,462
Boyce Perry . . . . . .      --          --          26,159         21,079         265,641         38,391

DEFINED BENEFIT PLANS

         The defined benefit plans of the Company that cover its executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of a ten-year certain and life annuity.


                               PENSION PLAN TABLE


                                               Estimated Annual Benefits Upon Retirement at Age 65
                                                After Completion of the Following Years of Service
             60 Month Average           ---------------------------------------------------------------------
            Annual Compensation             15              20             25             30           35
            -------------------         ---------       ----------      ---------    ----------     ---------
             $ 100,000  . . . . . .      $  24,427       $  40,000     $   40,711     $  48,853    $   48,853
               150,000  . . . . . .         37,552          60,000         62,586        75,103        75,103
               200,000  . . . . . .         50,677          80,000         84,461       101,353       101,353
               250,000  . . . . . .         63,802         100,000        106,336       127,603       127,603
               300,000  . . . . . .         76,927         120,000        128,211       153,853       153,853
               350,000  . . . . . .         90,052         140,000        150,086       180,103       180,103
               400,000  . . . . . .        103,177         160,000        171,961       206,353       206,353
               500,000  . . . . . .        129,427         200,000        215,711       258,853       258,853
               600,000  . . . . . .        155,677         240,000        259,461       311,353       311,353
               700,000  . . . . . .        181,927         280,000        303,211       363,853       363,853


         Upon vesting, the amount of retirement benefit depends on an employee's final average monthly compensation, age and the number of years of credited service (maximum of 30 years). Final average monthly compensation is defined generally to mean the participant's average monthly rate of compensation from the Company for the 60 consecutive months prior to retirement which give the highest average monthly rate of compensation for the participant. Compensation covered by the defined benefit plans is defined (with certain exceptions) to mean the compensation actually paid to a participant as reported on the participant's federal income tax withholding statement for the applicable calendar year. Accordingly, the amounts reported in the Summary Compensation Table included elsewhere herein under "Annual Compensation" approximate covered compensation for 1994. The amount of benefit shown in the above table is not subject to any deductions for social security or any other offset amounts.

         As of December 31, 1994, the named executive officers had the following approximate number of years of credited service for retirement purposes: Mr. Kelley--19; Mr. Woodson--20; Mr. Poillion--18; Mr. Dickson--16; and Mr. Perry--29.

PERFORMANCE GRAPH

         The following graph sets forth the cumulative total stockholder return for the Common Stock, the S&P 500 Index and the Dow Jones Total Return Index for Secondary Oil Companies for the years indicated as prescribed by the SEC's rules.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
                  AMONG NOBLE AFFILIATES, INC., S&P 500 INDEX
                      AND DOW JONES TOTAL RETURN INDEX FOR
                          SECONDARY OIL COMPANIES (2)





                                    [GRAPH]





- -------------------------------------------------------------------------------------------------------------
                                                   1989       1990      1991      1992       1993      1994
- -------------------------------------------------------------------------------------------------------------
 Company                                            100         85        83        109       164       154
 S&P 500 Index                                      100         97       126        136       150       152
 Dow Jones Total Return Index for Secondary         100         83        82         82        91        88
  Oil Companies (3)
- -------------------------------------------------------------------------------------------------------------


(1) Total return assuming reinvestment of dividends. Assumes $100 invested on January 1, 1990 in Common Stock, the S&P 500 Index and the Dow Jones Total Return Index for Secondary Oil Companies.
(2)      Fiscal year ending December 31.
(3) Comprised of the following companies: Amerada Hess Corporation, Anadarko Petroleum Corporation, Ashland Oil, Inc., Burlington Resources Inc., Kerr-McGee Corporation, The Louisiana Land and Exploration Company, MAPCO Inc., Murphy Oil Corporation, Noble Affiliates, Inc., Occidental Petroleum Corporation, Oryx Energy Company, Pennzoil Company, Quaker State Corporation, Santa Fe Energy Resources, Inc., Union Texas Petroleum Holdings, Inc. and Valero Energy Corporation.

                              CERTAIN TRANSACTIONS

SECTION 16(A) REPORTING DELINQUENCIES

         Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Under the Section 16(a) rules as they apply to trustees, the trustees of the Foundation are themselves deemed to be more than 10 percent beneficial owners of the Company because such trustees possess shared voting and investment power with respect to the securities of the Company held by the Foundation.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1994, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with, with the exception that Rusty Noble, a trustee of the Foundation, has not filed an initial statement of beneficial ownership on Form 3 or a Form 5 for the year ended December 31, 1994.


                            INDEPENDENT ACCOUNTANTS

         The appointment of the accounting firm selected to audit the Company's financial statements is subject to ratification by the Board of Directors and will not be submitted to shareholders for ratification or approval. It is the present intention of the Company's management to recommend to the Board of Directors the re-appointment of Arthur Andersen LLP, which has audited the Company's financial statements since 1989, to audit the financial statements of the Company for 1995. Representatives of Arthur Andersen LLP are expected to be present at the meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement at the meeting should they desire to do so.


                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

         Shareholder proposals intended to be included in the Company's proxy statement relating to the 1996 annual meeting of shareholders, which is currently scheduled to be held on April 23, 1996, must be received by the Company at its office in Ardmore, Oklahoma, addressed to the Secretary of the Company, no later than November 24, 1995.

         The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone or telegraph by officers and regular employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Company has employed the firm of Georgeson & Co., Inc., which will receive a fee of approximately $7,000 plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

         The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.


Ardmore, Oklahoma                                  NOBLE AFFILIATES, INC.
March 23, 1995

                                                        William D. Dickson
                                            Vice President-Finance and Treasurer

               NOBLE AFFILIATES, INC.                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                            The undersigned hereby appoints Robert Kelley and William D. Dickson, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Noble Affiliates, Inc. standing in the name of the undersigned on March 13, 1995 at the annual meeting of shareholders to be held on April 25, 1995 at Ardmore, Oklahoma, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting dated March 23, 1995, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.
1. Election of Directors
  FOR ALL NOMINEES WITH EXCEPTIONS NOTED / /                WITHHOLD AUTHORITY FOR ALL NOMINEES / /

   Roy Butler, Michael A. Cawley, Edward F. Cox, James C. Day, Robert Kelley,
                              Harold F. Kleinman,
              George J. McLeod, Guy W. Nichols, John F. Snodgrass

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

  ------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such common stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.
                                                Dated:                    , 1995

                                                --------------------------------

                                                --------------------------------
                                                 Signature(s) of Shareholder(s)

                                                This proxy should be signed
                                                exactly as your name appears
                                                hereon. Joint owners should both
                                                sign. If signed as attorney,
                                                executor, guardian, or in some
                                                other representative capacity,
                                                or as an officer of a
                                                corporation, please indicate
                                                your capacity or title.

                                                Please complete, date and sign
                                                this proxy and return it in the
                                                enclosed envelope, which
                                                requires no postage if mailed in
                                                the United States.